SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
________________________________

Date of Report (Date of earliest event reported) July 21, 2003

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	200 State Street, Beloit, Wisconsin	53511
	(Address of principal executive offices)	(Zip Code)

(608) 364-8800
Registrant’s telephone number, including area code

Item 7.	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits. The following exhibit is being filed herewith.
(99) Press Release of REGAL-BELOIT CORPORATION dated July 21, 2003

Item 9. Regulation FD Disclosure.

On July 21, 2003, REGAL-BELOIT CORPORATION (the “Company”) issued a press release disclosing, among other things, the Company’s second quarter financial results for the reporting period ended June 30, 2003. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”).

The Company intends that certain matters disclosed in this Current Report (including the exhibit hereto) are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of July 21, 2003. Factors that could cause such a variance include, but are not limited to, cyclical downturns affecting the markets for capital goods, substantial increases in interest rates which impact the cost of the Company’s outstanding debt, the success of the Company’s management in increasing sales and maintaining or improving the operating margins of its business, the availability of or material increases in the costs of select raw materials or parts, actions taken by competitors, and the Company’s ability to satisfy various covenant requirements under its credit facility. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report (including the exhibit hereto) are made only as of July 21, 2003, and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

	By:	/s/ Kenneth F. Kaplan
Kenneth F. Kaplan
Vice President, Chief Financial Officer and Secretary
Dated: July 21, 2003